UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 5th Ave, 28th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2012, Ohr Pharmaceutical Inc., (the “Company”) increased the compensation of Dr. Irach B. Taraporewala, the Company’s President and Chief Executive Officer, and Sam Backenroth, Interim Chief Financial Officer and Vice President, Business Development, retroactive to January 1, 2012. Dr. Taraporewala’s annual base salary was increased to $140,000, and Mr. Backenroth’s annual base salary was increased to $105,000. The Company’s Board of Directors (the “Board”) expects to review the executives’ salaries on an annual basis.  Each executive may also receive an annual bonus at the discretion of the Board, in accordance with any bonus plan adopted by the Board, and will participate in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits. The Company expects to enter into one year employment agreements with both executives, embodying these terms, substantially in the form filed herewith as an exhibit.

In addition, on March 9, 2012, the Company issued non qualified options (“Options”) to its principal executives and non executive directors. The Options shall have a five year term, with twenty five percent vesting immediately and the remainder equally vesting over three years, and be exercisable at $0.57, the market price on the date of issuance. Dr. Taraporewala received 700,000 Options, and Mr. Backenroth received 400,000 Options. Ira Greenstein and Orin Hirschman, Directors, each received 300,000 Options.

On March 9, 2012, the Board of Directors elected Dr. Taraporewala as director effective immediately.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.26	Form of Non-Qualified Option, dated March 9, 2012
10.27	Form of Employment Agreement,dated March 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OHR PHARMACEUTICAL, INC.

By:	/s/ Irach Taraporewala
Dr. Irach Taraporewala, President and CEO

Dated: March 15, 2012